CERTIFICATE OF TRUST

                                       OF

                            WACHOVIA CAPITAL TRUST II


         This Certificate of Trust is being executed as of January 6, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. ss.ss.3801 ET SEQ. (the "Act").

         The undersigned hereby certifies as follows:

         1. NAME. The name of the business trust is "Wachovia Capital Trust II" (the "Trust").

         2. DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                  First Chicago Delaware Inc.
                  300 King Street
                  Wilmington, Delaware 19801

         3. EFFECTIVE. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.




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                             FIRST CHICAGO DELAWARE INC.,
                               not in its individual capacity
                               but solely as Delaware Trustee



                             By:       /S/ JOHN R. PRENDIVILLE
                                      -------------------------
                                      Name: John R. Prendiville
                                      Title: Vice President


                             THE FIRST NATIONAL BANK OF CHICAGO,
                               not in its individual capacity
                               but solely as Trustee


                             By:       /S/ JOHN R. PRENDIVILLE
                                     -------------------------
                                      Name: John R. Prendiville
                                      Title: Vice President



                              /S/ ROBERT S. MCCOY, JR.
                             ----------------------------------
                             Robert S. McCoy Jr.
                             not in his individual capacity but
                             solely as Trustee



                              /S/ JOHN J. MILANI
                             ----------------------------------
                             John J. Milani
                             not in his individual capacity but
                             solely as Trustee



                              /S/ ALICE WASHINGTON GROGAN
                             -----------------------------------
                             Alice Washington Grogan
                             not in her individual capacity but
                             solely as Trustee


                                        2


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